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                                                                    EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion of our report dated August 20, 2004, except with respect to Note H, as to which the date is October 6, 2004, on our audits of Vetco, Inc. financial statements as of December 31, 2003 and 2002 and for each of the years in the two-year period ended December 31, 2003 in the Registration Statement on Form S-1, Amendment No. 1 (File No. 333-117700) of Prestige Brands Holdings, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ Eisner LLP

New York, New York
November 9, 2004